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Exhibit 10.31

February 16, 2005

Mr. Charles Picasso
420 Adams Street
Denver, CO 80206

Dear Charles:

        This letter is to confirm that you will be the primary user of IHS Inc.'s membership in Cherry Creek Country Club. IHS Inc. will pay for the initiation fee and the monthly family dues while you are employed by IHS Inc. At such time that you leave the employment of IHS Inc. for any reason, you will no longer be permitted to use the company's membership.

Sincerely

/s/  S. AUXER

Susan Auxer
Sr. Vice President

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  Exhibit 10.31